UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 3, 2009 (March 31, 2009)

TECHTARGET, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-33472	04-3483216
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

117 Kendrick Street, Needham, MA 02494
(Address of Principal Executive Offices)   (Zip Code)

Registrant’s telephone number, including area code:  (781) 657-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On March 31, 2009, TechTarget, Inc. (the "Company") received a Nasdaq Staff Deficiency letter indicating that it is not in compliance with the filing requirement under Nasdaq Marketplace Rule 4310(c)(14) due to its failure to timely file its Annual Report on Form 10-K for the year ended December 31, 2008.  The Company currently anticipates making all necessary filings to become current in its reporting obligations as soon as practicable. Pursuant to Nasdaq rules, the Company has 60 days (until June 1, 2009) to submit a plan to the Nasdaq staff to regain compliance with Nasdaq’s filing requirement. The Company will endeavor to become current in its reporting obligations within such 60-day period, and intends to submit a compliance plan to Nasdaq if it is unable do so. Following any such submission, Nasdaq may provide the Company with up to 180 days (until September 28, 2009), to regain compliance. On April 3, 2009, the Company issued a press release announcing the receipt of the Nasdaq Staff Deficiency letter.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01             Financial Statements and Exhibits

(d)         Exhibits

99.1       Press Release issued by the Company on April 3, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECHTARGET, INC.

Date: April 3, 2009	By:	/s/ ERIC SOCKOL
Eric Sockol
Treasurer and Chief Financial Officer